Registration Statement File No. 333-34036
                                                Filed pursuant to Rule 424(b)(3)




                              Sticker to Prospectus
                              filed April 17, 2000
                                   relating to
                        1,994,778 shares of Common Stock

                                SYSCO CORPORATION

                     The Date of this Sticker is May 3, 2000



     This sticker supplement No. 1 serves to update the prospectus of SYSCO Corporation ("SYSCO") filed April 17, 2000 for purposes of adding Prudential Securities, Inc. (the "Pledgee") as an additional selling shareholder. Larry Movsovitz, a current selling shareholder listed in the prospectus, pledged an aggregate of 22,452 shares of SYSCO common stock to the Pledgee on April 25, 2000. In respect thereof, the information in the Selling Shareholders table beginning on page 6 of the prospectus is updated to add the Pledgee as a selling shareholder and to show the change in shares owned and offered by Larry Movsovitz as a result of the pledge.



This Sticker Is Part Of The Prospectus filed April 17, 2000 And Must Accompany The Prospectus Filed April 17, 2000 To Satisfy Prospectus Delivery Requirements Under The Securities Act Of 1933.